UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2005

FIDELIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

0000-33499

(Commission File Number)

16-1599721

(IRS Employer Identification No.)

9595 Wilshire Blvd., Suite 900, Beverly Hills, CA, 90212

(Address of principal executive offices and Zip Code)

(310) 300-4062

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On October 1, 2005, we completed a reserve and economic evaluation gas property report on the North Franklin area of California, details of which were disclosed in our Annual Report on Form 10-KSB for the year ended December 31, 2005 filed on April 3, 2006.

On March 8, 2006, we issued a news release announcing the February 2006 gas production at the North Franklin Project, Sacramento, California. Production from our two gas wells, the “Archer-Whitney #1” and “Archer-Wildlands #1” totaled 82.53 Mmcf for a total of 27 days. The average daily production rate for the month of January 2006 totaled 3.06 Mmcf per day from the two wells combined.

On March 20, 2006, we issued a news release announcing the preliminary drilling report on the “Archer-F1” gas well at North Franklin. The well was drilled ahead past 9,000 feet after drilling through and logging the upper Winters objective.

On April 3, 2006, we issued a news release announcing the results of the “Archer-F1” gas well at North Franklin. The well reached a total depth of 10,567 feet.

Item 9.01 Financial Statements and Exhibits

99.1	News release dated March 8, 2006.
99.2	News release dated March 20, 2006.
99.3	News release dated April 3, 2006.

99.4        Reserve and Economic Evaluation Gas Property Report on the North Franklin Area, California dated October 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELIS ENERGY INC.

/s/ Gordon A. Samson

Gordon A. Samson

Director

Date: April 26, 2006